                                                                     Exhibit 5.1


                  [LETTERHEAD OF DRINKER BIDDLE & REATH LLP]





October 2, 2001


Kulicke and Soffa Industries, Inc.
2101 Blair Mill Road
Willow Grove, PA  19090
RE:  Kulike and Soffa Industries, Inc.
     Registration Statement on Form S-3/A (No. 333-69744)
     ---------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to (i) $125,000,000 aggregate principal amount of the Company's 5 1/4% Convertible Subordinated Notes Due 2006 (the "Notes") issued pursuant to an Indenture dated as of August 15, 2001 (the "Indenture"), between the Company and Chase Manhattan Trust Company, National Association, as Trustee, and (ii) the shares of Common Stock, no par value, of the Company that are issuable upon conversion of the Notes (collectively, the "Conversion Shares").


          For purposes of this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, each as amended to date, the Indenture, resolutions adopted by the Company's Board of Directors and such other agreements, instruments, documents and records relating to the Company and the issuance of the Notes and the Conversion Shares as we have deemed appropriate. In all such examinations, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all records and other information made available to us by the Company. As to various questions of fact material to our opinion, we have relied on representations of officers of the Company.

          We express no opinion concerning the laws of any jurisdiction other than the law of the Commonwealth of Pennsylvania. With respect to all matters of New York law, we have relied with your approval exclusively upon the opinion of Howe & Addington LLP dated August 15, 2001, which is attached hereto as Exhibit A.

          Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

          1. The Notes have been legally and validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance

Kulicke and Soffa Industries, Inc.
October 2, 2001

Page 2

with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

          2. The Conversion Shares, when and if delivered upon the due conversion of the Notes in accordance with the Indenture and the terms of the Notes, will, when so delivered, be legally and validly issued, fully paid and non-assessable by the Company.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                    Sincerely yours,
                                    /s/ Drinker Biddle & Reath LLP
                                    DRINKER BIDDLE & REATH LLP

                                                                       Exhibit A


                     [LETTERHEAD OF HOWE & ADDINGTON LLP]




                                 August 15, 2001





Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103

Ladies and Gentlemen:

     We have acted as special New York counsel to you in connection with the execution and delivery by Kulicke and Sofia Industries, Inc. (the "Company"), a Pennsylvania corporation, of the Purchase Agreement dated August 9, 2001 with Morgan Stanley & Co. Incorporated (the "Initial Purchaser") and the Indenture and Registration Rights Agreement referred to therein (the "Transaction Documents"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Transaction Documents.

     In rendering the opinions set forth below, we have assumed (a) the due organization, valid existence and good standing in the jurisdiction of its organization of each party to the Transaction Documents, (b) the genuineness of all signatures, (c) the legal capacity and corporate authority of natural persons signing any of the Transaction Documents, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to authentic, original documents of all documents submitted to us as copies and (f) the conformity to executed documents of those submitted to us in unsigned form.

     We have also assumed that (a) each of the Transaction Documents has been duly authorized, executed and delivered by, and is a valid, legally binding and enforceable obligation of, each of the parties thereto other than the Company,
(b) the Company is duly organized, validly existing and in good standing under the laws of Pennsylvania, has the corporate power to execute, deliver and perform its obligations under each of the Transaction Documents and the Securities and has duly authorized, executed and delivered the Transaction Documents in accordance with its certificate of incorporation, by-laws and

Drinker Biddle & Reath LLP
August 15, 2001
Page 2

applicable corporate resolutions, (c) execution, delivery and performance by the Company of the Transaction Documents and the Securities do not violate the laws of Pennsylvania or any other applicable laws other than the laws of the State of New York, (d) execution, delivery and performance by the Company of the Transaction Documents and the Securities do not constitute a breach or violation of, or result in, or require, the creation or imposition of, any lien under, any contract, agreement or instrument which is binding upon the Company.

     Without limiting the foregoing assumptions in any way, we have also assumed any matters assumed, relied or opined upon by you in your letter of even date herewith to Morgan Stanley & Co. Incorporated other than your reliance upon our firm's opinion as to matters of New York law.

     Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

     1. The Securities, when duly issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued.

     2. Each of the Transaction Documents is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     We express no opinion with respect to:

     A. The enforceability of provisions contained in any Transaction Document which purport to constitute or provide for the waiver or release of any rights, claims, defenses, counterclaims or remedies (including, without limitation, any waiver of the defense of illegality and any waiver of the applicable statute of limitations in advance of the accrual of a cause of action) of the Company to the extent that any such waiver or release is contrary to public policy or may not be given under applicable law;

     B. The financial condition or solvency of the Company, or any other matter of fact;

     C. The enforceability of any of the following kinds of provisions in the Transaction Documents: (i) provisions for self-help except as permitted by New York law; (ii) provisions which purport to establish evidentiary standards;
(iii) provisions relating to the non-waiver of any rights of the holders of the Securities or the Trustee except by written agreement; (iv) provisions containing powers of attorney; (v) provisions which purport to create obligations to

Drinker Biddle & Reath LLP
August 15, 2001
Page 3

indemnify, except as permitted by applicable law; and (vi) provisions awarding attorneys' fees;

     D. The application of the federal laws of the United States of America or the laws of any jurisdiction other than the State of New York;

     E. The extent to which the enforceability of the Transaction Documents may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, and other similar laws relating to or affecting creditors' rights and remedies generally, (ii) general principles of equity, whether considered in a proceeding in equity or at law, including, without limitation, (a) the possible unavailabiity of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and by the discretion of a court before which any proceeding may be brought, and (iii) implied covenants and/or duties of good faith and fair dealing; and

     F. The application, if any, of any laws, rules or regulations, relating to securities or "blue sky," antitrust or unfair competition, pensions or employee benefits, environmental matters, taxation, compliance with fiduciary duty, or regulatory requirements applicable to any specific type of business.

     This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any purpose other than to the extent necessary for purposes of rendering your firm's opinion to the parties to the Transaction Documents other than the Company, nor may this opinion letter be relied upon by any other person, firm or corporation without our prior written consent.

     Our opinion is being rendered as of the date hereof, and we hereby disclaim any obligation to advise you of any change in our conclusions which may arise from circumstances arising in the future.

                                      Very truly yours,

                                      /s/ Howe & Addington LLP

                                      Howe & Addington LLP